Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO SCHEDULES FIRST QUARTER 2003 EARNINGS RELEASE AND CONFERENCE CALL AND UPDATES EARNINGS GUIDANCE

Dallas, Texas, March 28, 2003....ENSCO International Incorporated (NYSE: ESV) announced the schedule for its first quarter 2003 earnings press release and conference call and the updating of its guidance for first quarter earnings.

The earnings press release for first quarter of 2003 will be issued before the stock market opens on Wednesday, April 16, 2003, and the conference call will be the same day at 10:00 a.m. Central Time. The conference call will be broadcast live over the Internet at www.enscous.com. Interested parties may also listen to the call by dialing 952-556-2802, and it is recommended that participants call five to ten minutes before the scheduled start time. A replay of the conference call will be available after the call for approximately 10 days on ENSCO's web site www.enscous.com, or by phone for 24 hours by dialing 703-326-3020 (pass code 6410857).

The Company expects that its first quarter 2003 earnings per share will be at, or slightly below, the lower end of the $.16 to $.21 guidance range given in January 2003. This is primarily due to weaker than expected results from the Company's Gulf of Mexico jackup and marine transportation operations, and an increase in general and administrative expenses related to one-time severance costs payable under a contract assumed with the Company's August 2002 acquisition of Chiles Offshore Inc.

Carl Thorne, Chairman and Chief Executive Officer of ENSCO, commented on the current outlook, "Although the Gulf of Mexico market has been softer than anticipated in the first quarter of this year, we now have all of our currently available Gulf of Mexico jackup rigs committed. Given this year's initial sluggishness in the Gulf of Mexico and anticipated near term softness in the North Sea, we expect that any meaningful improvement in our results would likely be deferred until the second half of the year."

Statements contained in this press release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Such forward-looking statements include references to shipyard downtime, market conditions in the Gulf of Mexico and the North Sea, and our expectation of first quarter 2003 and future earnings. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks and insurance, (v) risks associated with operating in foreign jurisdictions, (vi) environmental liabilities which may arise in the future which are not covered by insurance or indemnity, (vii) the impact of current and future laws and government regulation, as well as repeal or modification of same, affecting the oil and gas industry and the Company's operations in particular, (viii) changes in the dates the Company's rigs undergoing enhancement will enter service, (ix) renegotiation, nullification, or breach of contracts with customers or other parties, (x) political and economic uncertainty in Venezuela, and (xi) the risks described from time to time in the Company's SEC filings. Copies of such filings may be obtained by contacting the Company or the SEC.

The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect any change in Company or management expectations or any change in events, conditions or circumstances on which any such statements are based.

ENSCO, headquartered in Dallas, Texas, provides contract drilling and marine transportation services to the international petroleum industry.

Contact: Richard LeBlanc 214-397-3011